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                                                                     EXHIBIT 5.1


             [AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P. LETTERHEAD]



                                 April 12, 1999


Clear Channel Communications, Inc.
200 Concord Plaza, Suite 600
San Antonio, Texas 78216

Ladies and Gentlemen:

         We have acted as counsel to Clear Channel Communications, Inc., a Texas corporation (the "Company"), and CCCI Capital Trust I, CCCI Capital Trust II, and CCCI Capital Trust III (each a "Trust" and collectively the "Trusts") in connection with the filing of a registration statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, for the registration of the sale from time to time of up to $2,000,000,000 aggregate amount of (i) unsecured senior debt securities, unsecured subordinated debt securities and unsecured junior subordinated debt securities of the Company (collectively, the "Debt Securities"), (ii) preferred stock, par value $1.00 per share, of the Company (the "Preferred Stock"), (iii) common stock, par value $0.10 per share, of the Company (the "Common Stock"), (iv) preferred securities of the Trusts (the "Preferred Securities"), (v) guarantees of the Preferred Securities by the Company (the "Guarantees"), (vi) warrants of the Company to purchase Common Stock, Preferred Stock or Debt Securities (the "Warrants"), (viii) stock purchase contracts to purchase Common Stock or Preferred Stock (the "Purchase Contracts"), and (ix) stock purchase units, each representing ownership of a Purchase Contract and Debt Securities, Preferred Securities, or debt obligations of third parties securing a holder's obligation to purchase Common Stock or Preferred Stock under the Purchase Contracts (the "Stock Purchase Units").

         The senior Debt Securities are to be issued pursuant to an Indenture (the "Senior Indenture") between the Company and The Bank of New York, as trustee. The subordinated Debt Securities are to be issued pursuant to an Indenture (the "Subordinated Indenture") between the Company and The Bank of New York, as trustee. The junior subordinated Debt Securities are to be issued pursuant to an Indenture (the "Junior Subordinated Indenture") between the Company and The Bank of New York, as trustee. The Bank of New York, in its capacity as trustee under the Senior Indenture, the Subordinated Indenture and the Junior Subordinated Indenture, is referred to herein as the "Trustee" and the Senior Indenture, Subordinated Indenture and Junior Subordinated Indenture are referred to herein collectively as the "Indentures". The Preferred Securities are to be issued from time to time by each Trust pursuant to an Amended and Restated Declaration of Trust (the "Amended Declaration") to be filed with the Secretary of State of the State of Delaware by the Trustee of the relevant Trust.

         We have, as counsel, examined such corporate records, certificates and other documents and reviewed such questions of law as we have deemed necessary, relevant or appropriate to

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AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
  Clear Channel Communications, Inc.
  April 12, 1999
  Page 2 of 5


enable us to render the opinions expressed below. In rendering such opinions, we have assumed the genuineness of all signatures and the authenticity of all documents examined by us. As to various questions of fact material to such opinions, we have relied upon representations of the Company.

         Based upon such examination and representations, we advise you that, in our opinion:

                  1. Assuming that the Indentures, any Debt Securities and any supplemental indentures to be entered into in connection with the issuance of such Debt Securities have been duly authorized, when (i) a supplemental indenture in respect of the Debt Securities has been duly executed and delivered, (ii) the terms of the Debt Securities have been duly established in accordance with the applicable Indenture and the applicable supplemental indenture relating to such Debt Securities so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (iii) the Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and the applicable supplemental indenture relating to such Debt Securities and duly issued and delivered by the Company in the manner contemplated on the Registration Statement and any prospectus supplement relating thereto, the Debt Securities (including any Debt Securities duly issued
         (a) upon exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Debt Securities, (b) upon the exercise of any Warrants exercisable for Debt Securities or (c) as part of Stock Purchase Units) will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as
         (1) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally, and (2) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

                  2. Assuming that the Guarantees have been duly authorized, when (i) the applicable Guarantee Agreement (the "Guarantee Agreement") has been duly executed and delivered so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (ii) the Preferred Securities have been duly issued and delivered by the applicable Trusts contemplated by the Registration Statement and any prospectus supplement relating thereto, the Guarantees will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally, and (b) the

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AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
  Clear Channel Communications, Inc.
  April 12, 1999
  Page 3 of 5


         availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

                  3. Assuming that a Warrant Agreement relating to the Warrants, (the "Warrant Agreement") has been duly authorized, when (i) the Warrant Agreement has been duly executed and delivered, (ii) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement relating to such Warrants so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (iii) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement relating to such Warrants, and issued and sold in the form and in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereinafter in effect relating to or affecting creditors' rights generally, and (b) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

                  4. Assuming that a Purchase Contract Agreement relating to the Purchase Contracts (the "Purchase Contract Agreement") and such Purchase Contracts have been duly authorized, when (i) the Purchase Contract Agreement has been duly executed and delivered, (ii) the terms of the Purchase Contracts and of their issuance and sale have been duly established in conformity with the Purchase Contract Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (iii) the Purchase Contracts have been duly executed and issued in accordance with the Purchase Contract Agreement relating to such Purchase Contracts, and issued and sold in the form and in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such Purchase Contracts will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereinafter in effect relating to or affecting creditors' rights generally, and (b) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

                  5. Assuming that the Stock Purchase Units, a Purchase Contract Agreement relating to the Purchase Contracts comprising a part of the Stock Purchase Units and such Purchase Contracts have been duly authorized, when (i) the Purchase Contract

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AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
  Clear Channel Communications, Inc.
  April 12, 1999
  Page 4 of 5


         Agreement has been duly executed and delivered, (ii) the terms of the Purchase Contracts and of their issuance and sale have been duly established in conformity with the Purchase Contract Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, (iii) the terms of the collateral arrangements relating to such Stock Purchase Units have been duly established and the agreement(s) relating thereto have been duly executed and delivered, in each case so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company and the collateral has been deposited with the collateral agent in accordance with such arrangements, and (iv) the Purchase Contracts have been duly executed and issued in accordance with the Purchase Contract Agreement relating to such Purchase Contracts, and issued and sold in the form and in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such Stock Purchase Units will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereinafter in effect relating to or affecting creditors' rights generally, and (b) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

                  6. Upon designation of the relative rights, preferences and limitations of any series of Preferred Stock by the Board of Directors of the Company and the proper filing with the Secretary of State of the State of Texas of a Statement of Designations, Preferences and Rights relating to such series of Preferred Stock, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such series of Preferred Stock proposed to be sold by the Company, and when such shares of Preferred Stock are paid for, issued and delivered in accordance with the applicable underwriting or other agreement, such shares of Preferred Stock (including any shares of Preferred Stock issued (i) upon exercise of any Warrants for Preferred Stock, (ii) upon conversion of any Debt Securities that are convertible or exchangeable into Preferred Stock, or (iii) pursuant to Stock Purchase Contracts) will be validly issued, fully paid and non-assessable.

                  7. When all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of such shares of Common Stock proposed to be sold by the Company, and when such shares of Common Stock are issued and delivered in accordance with the applicable underwriting or other agreement, such shares of Common Stock (including any shares of Common Stock issued (i) upon exercise of any Warrants for Common Stock, (ii) upon conversion of any Debt Securities that are convertible or

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AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
  Clear Channel Communications, Inc.
  April 12, 1999
  Page 5 of 5


         exchangeable for Common Stock, (iii) pursuant to Stock Purchase Contracts, or (iv) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Common Stock) will be validly issued, fully paid and non-assessable.

         In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Board of Directors shall have duly established the terms of such security and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded, (ii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded, and (iii) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that none of the terms of any security to be established subsequent to the date hereof, nor the issuance and delivery of such security, nor the compliance by the Company with the terms of such security will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company.

         We are members of the Bar of the State of Texas and the State of New York and the foregoing opinion is limited to the laws of the State of Texas, the State of New York, and the federal laws of the United States of America.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In addition, we consent to the reference to us under the caption "Legal Opinions" in the prospectus.

         This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent.

                                   Very truly yours,

                                   /s/ AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.

                                   AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.